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                                   EXHIBIT 99


                                  NEWS RELEASE

                                GLAMIS GOLD LTD.


FOR IMMEDIATE RELEASE


Trading Symbol:  TSE, NYSE - GLG                              December 15, 1997
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             GLAMIS RE-ORGANIZATION, NEW APPOINTMENTS AND DIRECTORS


Glamis Gold Ltd. is pleased to announce the following appointments. Kevin McArthur, the current Chief Operating Officer-North America, will become President & Chief Executive Officer and director of the Company effective January 1, 1998. He succeeds James R. Billingsley, who will remain a director. Mr. Daniel J. Forbush, CPA, will replace Lorne B. Anderson as Chief Financial Officer on Mr. Anderson's resignation effective Feb. 28, 1998. Mr. Jean Depatie has been appointed a director of the Company, effective immediately. Mr. Leonard Harris has been appointed Chairman of the International Advisory Board.

This new management team is mandated to review and optimize the Company's operations with a view to maximizing the Company's cash resources.

Glamis intends to remain primarily in the gold business. Recognizing the current uncertainty in the gold price, Glamis will also consider opportunities in other minerals, preferable in the Americas.


On behalf of the Board,


J.R. Billingsley
President & C.E.O.


For further information contact:

        Glamis Gold Ltd.
        PO Box 49287
        Vancouver, B.C.  V7X 1L3
        Tel: (604) 681-3541* Fax: 681-9306* Website: www.glamis com